Exhibit 99.1

eHealth, Inc. Announces First Quarter 2011 Results

First Quarter 2011 Overview

•	Revenue of $37.6 million, up 4% over the first quarter of 2010

•	EBITDA of $6.9 million, down 14% from the first quarter of 2010

•	Submitted applications for IFP products decreased 12% from the first quarter of 2010

•	GAAP operating margins of 11% and non-GAAP operating margins of 17% for the first quarter of 2011

•	GAAP net income of $2.0 million, or $0.09 per diluted share, and non-GAAP net income of $3.7 million, or $0.17 per diluted share, for the first quarter of 2011

•	Cash flow from operations of $6.8 million, up 119% from the first quarter of 2010

MOUNTAIN VIEW, Calif.—April 26, 2011—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the first quarter ended March 31, 2011.

Gary Lauer, chief executive officer of eHealth stated, “We were pleased with eHealth’s performance in this changing environment. In the first quarter, we further expanded our business base and grew our revenues and operating cash flows even as we began to integrate the new commission structures into our individual and family plan business. We also reduced our cost of acquisition to a level which allows us to acquire new individual and family members profitably in all of our member acquisition channels.”

First Quarter Results

Revenue—Revenue totaled $37.6 million for the first quarter of 2011, a 4% increase compared to revenue of $36.0 million for the first quarter of 2010.

Submitted Applications—Submitted applications for individual and family products decreased 12% in the first quarter of 2011 to 119,000 applications, compared to 135,600 applications in the first quarter of 2010.

Membership—Estimated membership at March 31, 2011 totaled 801,200 members, a 6% increase over estimated membership of 755,200 at March 31, 2010.

Operating Income—Operating income decreased 33% to $4.0 million for the first quarter of 2011, compared to operating income of $5.9 million for the first quarter of 2010. Operating margins were 11% and 16% in the first quarters of 2011 and 2010, respectively. Non-GAAP operating income decreased 17% to $6.3 million for the first quarter of 2011, compared to non-GAAP operating income of $7.6 million for the first quarter of 2010. Non-GAAP operating margins were 17% and 21% in the first quarters of 2011 and 2010, respectively. Non-GAAP operating income and margins in the first quarter of 2011 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc. Non-GAAP operating income and margins in the first quarter of 2010 exclude $1.7 million of stock-based compensation expense.

EBITDA—EBITDA for the first quarter of 2011 was $6.9 million, a 14% decrease compared to EBITDA of $8.1 million for the first quarter of 2010.

Pre-tax Income—Pre-tax income for the first quarter of 2011 was $3.9 million, a 33% decrease compared to pre-tax income of $5.9 million for the first quarter of 2010.

Net Income—Net income for the first quarter of 2011 was $2.0 million, or $0.09 per diluted share. Net income for the first quarter of 2010 was $3.2 million, or $0.13 per diluted share. Non-GAAP net income for the first quarter of 2011 was $3.7 million, or $0.17 per diluted share, compared to non-GAAP net income for the first quarter of 2010 of $4.4 million, or $0.18 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2011 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc., less $0.6 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2010 exclude $1.7 million of stock-based compensation expense and $0.5 million for related income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the first quarter of 2011 was $6.8 million, compared to $3.1 million for the first quarter of 2010, representing an increase of 119%. During the first quarters of 2011 and 2010, we utilized $1.1 million and $2.6 million, respectively, of previously unrecognized excess tax benefits related to share-based payments to reduce our federal and state income taxes payable. These excess tax benefits are shown in the cash flow statement as an increase in cash flow from financing activities and a decrease in cash flow from operating activities. Adjusting cash flow in both periods to reflect the full benefit from deferred income taxes, including the portion that is reported in cash flows from financing activities, first quarter 2011 cash flow from operations would have been $7.9 million as compared to $5.7 million in the first quarter of 2010.

Cash, cash equivalents and short-term marketable securities as of March 31, 2011 totaled $130.3 million, compared to $158.6 million as of March 31, 2010. The change in cash, cash equivalents and short-term marketable securities reflects $27.2 million of net cash used for the acquisition of PlanPrescriber, Inc. in April 2010 and $30.0 million used to repurchase shares of our common stock during the second half of 2010 and in January 2011 when we completed our stock repurchase program, having repurchased in the aggregate 2,297,705 shares at an average price of $13.06 per share.

2011 Guidance

eHealth is reaffirming its guidance for the full year ending December 31, 2011 based on information currently available:

•	Total revenue is expected to be in the range of $141 million to $149 million

•	Stock-based compensation expense is expected to be in the range of $7 million to $8 million

•	EBITDA* is expected to be in the range of $23 million to $28 million

•	GAAP net income per diluted share is expected to be in the range of $0.31 to $0.40 per share

*	EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including the amortization of acquired intangible assets, interest and other (income) expense, net and provision for income taxes to GAAP net income.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, April 26, 2011 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 800-706-7748 for domestic callers and 617-614-3473 for international callers. The participant passcode is 19413200. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 67481159. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s

eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding guidance for total revenue, stock-based compensation expense, EBITDA, and GAAP net income per diluted share for the year ending December 31, 2011. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s rate of growth; eHealth’s success in marketing and selling Medicare-related health insurance plans and leads for such plans and factors affecting such success; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare related insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates and factors affecting conversion; eHealth’s membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; changes in paid search advertising costs as a result of medical loss ratio requirements; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; eHealth’s operations in China and any future foreign expansion; success in the sale of sponsorship advertising, the licensing of the use of eHealth’s technology or the performance of services pursuant to government contracts and the licensing of the use of eHealth’s ecommerce platform; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare related leads; implementation of internal enterprise systems and maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to online commerce security risks; the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure; stock market conditions and the trading price of shares of eHealth’s common stock; and the concentration of eHealth stock in a small number of stockholders. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income for the three months ended March 31, 2011 consists of GAAP operating income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 and

•	acquired intangible asset amortization expense.

•	Non-GAAP operating income for the three months ended March 31, 2010 consists of GAAP operating income excluding stock-based compensation expense recorded during the quarter.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including the amortization of acquired intangible assets, interest and other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income for the three months ended March 31, 2011 consists of GAAP net income excluding the following items:

•	stock-based compensation expense recorded during the quarter,

•	acquired intangible asset amortization expense and

•	the related income tax benefit of these excluded items.

•	Non-GAAP net income for the three months ended March 31, 2010 consists of GAAP net income excluding the following items:

•	stock-based compensation expense recorded during the quarter and

•	the related income tax benefit of this excluded item.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2010	March 31, 2011
Assets	(1)
Current assets:
Cash and cash equivalents	$128,074	$130,334
Accounts receivable	10,810	6,098
Deferred income taxes	5,347	4,634
Prepaid expenses and other current assets	4,361	4,054

Total current assets	148,592	145,120
Property and equipment, net	4,528	4,438
Deferred income taxes	3,119	3,233
Other assets	3,248	3,279
Acquired intangible assets, net	12,262	11,835
Goodwill	14,096	14,096

Total assets	$185,845	$182,001

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,573	$2,194
Accrued compensation and benefits	7,523	5,345
Accrued marketing expenses	3,644	3,749
Deferred revenue	2,785	1,901
Other current liabilities	2,672	2,439

Total current liabilities	20,197	15,628
Other non-current liabilities	3,451	3,564

Stockholders’ equity:
Common stock	26	26
Additional paid-in capital	203,231	205,665
Treasury stock, at cost	(56,202)	(59,998)
Retained earnings	14,937	16,918
Accumulated other comprehensive income	205	198

Total stockholders’ equity	162,197	162,809

Total liabilities and stockholders’ equity	$185,845	$182,001

(1)	The condensed consolidated balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2010	2011
Revenue:
Commission	$31,773	$30,760
Other	4,216	6,795

Total revenue	35,989	37,555
Operating costs and expenses:
Cost of revenue	978	2,651
Marketing and advertising (1)	14,818	12,909
Customer care and enrollment (1)	3,946	5,410
Technology and content (1)	4,581	5,470
General and administrative (1)	5,767	6,721
Amortization of acquired intangible assets	—	427

Total operating costs and expenses	30,090	33,588

Income from operations	5,899	3,967
Interest and other income (expense), net	28	(19)

Income before provision for income taxes	5,927	3,948
Provision for income taxes	2,694	1,967

Net income	$3,233	$1,981

Net income per share:
Basic	$0.14	$0.09
Diluted	$0.13	$0.09

Weighted-average number of shares used in per share amounts:
Basic	23,457	21,351
Diluted	24,364	22,052

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$207	$246
Customer care and enrollment	93	107
Technology and content	443	455
General and administrative	910	1,053

Total	$1,653	$1,861

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2010	2011
Operating activities
Net income	$3,233	$1,981
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,407	1,777
Depreciation and amortization	514	669
Amortization of acquired intangible assets	—	427
Amortization and accretion on marketable securities, net	43	—
Stock-based compensation expense	1,653	1,861
Excess tax benefits from stock-based compensation	(2,635)	(1,089)
Deferred rent	7	(9)
Loss on disposal of property and equipment	6	3
Changes in operating assets and liabilities:
Accounts receivable	58	5,477
Prepaid expenses and other current assets	43	307
Other assets	34	(30)
Accounts payable	(1,379)	(1,380)
Accrued compensation and benefits	(1,025)	(2,183)
Accrued marketing expenses	635	105
Deferred revenue	42	(884)
Other current liabilities	(543)	(257)

Net cash provided by operating activities	3,093	6,775

Investing activities
Purchases of property and equipment	(464)	(505)
Purchase of other assets	—	(765)
Maturities of marketable securities	17,900	—

Net cash provided by (used in) investing activities	17,436	(1,270)

Financing activities
Proceeds from exercise of common stock options	426	26
Cash used to net-share settle equity awards	(557)	(542)
Excess tax benefits from stock-based compensation	2,635	1,089
Repurchases of common stock	—	(3,796)
Principal payments in connection with capital lease	(10)	(14)

Net cash provided by (used in) financing activities	2,494	(3,237)

Effect of exchange rate changes on cash and cash equivalents	—	(8)

Net increase in cash and cash equivalents	23,023	2,260
Cash and cash equivalents at beginning of period	131,339	128,074

Cash and cash equivalents at end of period	$154,362	$130,334

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended March 31, 2010	Three Months Ended March 31, 2011
Operating cash flows (1)	$3,093,000	$6,775,000

IFP submitted applications (2)	135,600	119,000

IFP approved members (3)	114,200	101,800
Total approved members (4)	144,400	141,000

Commission revenue (5)	$31,773,000	$30,760,000
Commission revenue per estimated member for the period (6)	$42.84	$38.95

Total revenue (7)	$35,989,000	$37,555,000
Total revenue per estimated member for the period (8)	$48.53	$47.55

	As of March 31, 2010	As of March 31, 2011
IFP estimated membership (9)	661,000	693,400
Total estimated membership (10)	755,200	801,200

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2011
Marketing and advertising expenses (11)	$14,818,000	$12,909,000
Marketing and advertising expenses as a percentage of total revenue (12)	41%	34%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	43%	43%
Marketing partners (14)	27%	32%
Online advertising (15)	30%	25%

Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)	Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(8)	Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(10)	Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2010 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$30,760	82%	$—	$30,760	82%
Other	6,795	18	—	6,795	18

Total revenue	37,555	100	—	37,555	100
Operating costs and expenses:
Cost of revenue	2,651	7	—	2,651	7
Marketing and advertising (1)	12,909	34	(246)	12,663	34
Customer care and enrollment (1)	5,410	14	(107)	5,303	14
Technology and content (1)	5,470	15	(455)	5,015	13
General and administrative (1)	6,721	18	(1,053)	5,668	15
Amortization of acquired intangible assets (2)	427	1	(427)	—	—

Total operating costs and expenses	33,588	89	(2,288)	31,300	83

Income from operations	3,967	11	2,288	6,255	17
Interest and other income (expense), net	(19)	(0)	—	(19)	(0)

Income before provision for income taxes	3,948	11	2,288	6,236	17
Provision for income taxes (3)	1,967	5	595	2,562	7

Net income (4)	$1,981	5%	$1,693	$3,674	10%

Net income per share: (4)
Basic	$0.09		$0.08	$0.17
Diluted	$0.09		$0.08	$0.17

Weighted-average number of shares used in per share amounts:
Basic	21,351		21,351	21,351
Diluted	22,052		22,052	22,052

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.6 million related to stock-based compensation expense listed in note (1) above and amortization of acquired intangible assets listed in note (3) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and amortization of acquired intangible assets listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,773	88%	$—	$31,773	88%
Other	4,216	12	—	4,216	12

Total revenue	35,989	100	—	35,989	100
Operating costs and expenses:
Cost of revenue	978	3	—	978	3
Marketing and advertising (1)	14,818	41	(207)	14,611	41
Customer care and enrollment (1)	3,946	11	(93)	3,853	11
Technology and content (1)	4,581	13	(443)	4,138	11
General and administrative (1)	5,767	16	(910)	4,857	13

Total operating costs and expenses	30,090	84	(1,653)	28,437	79

Income from operations	5,899	16	1,653	7,552	21
Interest and other income, net	28	0	—	28	0

Income before provision for income taxes	5,927	16	1,653	7,580	21
Provision for income taxes (2)	2,694	7	505	3,199	9

Net income (3)	$3,233	9%	$1,148	$4,381	12%

Net income per share: (3)
Basic	$0.14		$0.05	$0.19
Diluted	$0.13		$0.05	$0.18
Weighted-average number of shares used in per share amounts:
Basic	23,457		23,457	23,457
Diluted	24,364		24,364	24,364

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006.
(2)	Non-GAAP provision for income taxes excludes estimated income tax benefit of $0.5 million related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, less the estimated income tax benefit listed in note (2) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2011

(In thousands, unaudited)

EBITDA Reconciliation

	Three Months Ended March 31,
	2010	2011
Net income	$3,233	$1,981
Stock-based compensation expense (1)	1,653	1,861
Depreciation and amortization (2)	514	669
Amortization of acquired intangible assets (2)	—	427
Interest and other (income) expense, net (3)	(28)	19
Provision for income taxes (4)	2,694	1,967

EBITDA	$8,066	$6,924

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes the effect of depreciation and amortization expense, including amortization of acquired intangible assets from the acquisition of PlanPrescriber, Inc. in April 2010.
(3)	Non-GAAP EBITDA excludes the net effect of interest income and other income and expenses.
(4)	Non-GAAP EBITDA excludes the effect of income tax expense.